EXHIBIT 10.67

AMENDMENT NO. 3

TO THE

BOSTON PROPERTIES, INC.

1997 STOCK OPTION AND INCENTIVE PLAN,

AS AMENDED AND RESTATED ON JANUARY 24, 2000

The Boston Properties, Inc. 1997 Stock Option and Incentive Plan (the “Plan”), as amended and restated on January 24, 2000, is hereby amended, by action of the Compensation Committee (the “Committee”) of the Board of Directors of Boston Properties, Inc. at a meeting of the Committee duly called and held on October 16, 2003, as follows:

Section 14 is hereby amended by adding the following sentences at the beginning of such Section 14:

“Unless sooner terminated as herein provided, the Plan shall terminate on May 3, 2010 and no Award shall be granted under the Plan on and after such date. The termination of the Plan shall not adversely affect the rights under any outstanding Award without the holder’s written consent.”

IN WITNESS WHEREOF, the undersigned certifies that the Amendment set forth above was adopted by the Committee on October 16, 2003.

/s/    FRANK D. BURT, ESQ.

Frank D. Burt, Secretary